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                                                                  EXHIBIT 99.17


             FIRST AMENDED AND RESTATED RECAPITALIZATION AGREEMENT

     THIS FIRST AMENDED AND RESTATED RECAPITALIZATION AGREEMENT ("AGREEMENT") is entered into as of May 10, 1999 between Nomura Asset Capital Corporation ("NOMURA"), Malibu Entertainment Worldwide, Inc. ("MALIBU"), Malibu Centers, Inc. ("MCI"), MEI Holdings, L.P. ("MEIH") and SZ Capital, L.P. ("SZ").

1. AMENDMENT AND RESTATEMENT OF PRIOR AGREEMENT. The parties hereto have previously entered into that certain Recapitalization Agreement dated as of March 1, 1999, as amended by letter agreement dated April 26, 1999 (collectively, the "PRIOR AGREEMENT") to evidence the parties' agreements with respect to the $21,390,375 loan from Nomura to MCI (the "MCI LOAN"), the $21,034,759 loan from Nomura to MEIH (the "MEIH LOAN"), the loan from SZ to Malibu (the "SZ LOAN"), the loans from MEIH to Malibu (the "MALIBU LOANS") and the recapitalization of Malibu. The parties are entering into this Agreement to amend and restate the Prior Agreement in its entirety.

2. FINAL DOCUMENTATION. The parties agree to work diligently and in good faith to complete and execute final documentation incorporating the terms of this Agreement, and such other terms as the parties may reasonably require, on or before the date (the "CLOSING DATE") that is the earlier of (a) the closing date under those certain Purchase Agreements dated as of May 5, 1999 by and between MCI, as seller, and XXXXXXXXXXXXXXXXXXXX., as buyer, copies of which have been provided to Nomura, and (b) June 30, 1999. Except for Paragraph 3, this Agreement is subject to the completion of such final documentation.

3. INTEREST ACCRUAL. Nomura agrees that no interest payments will be payable under the MCI Loan and the MEIH Loan prior to the Closing Date. Such interest will instead be capitalized on the dates such interest payments were due. Each reference in Paragraphs 4, 5, 6 and 7 below to the "amount" of the MCI Loan, the MEIH Loan, the SZ Loan or the Malibu Loans, as applicable, will be deemed to include all principal (including capitalized interest), accrued but unpaid interest and other charges due and owing with respect to such loan.

4. MCI LOAN. The MCI Loan is currently secured by first mortgages on parks in Puente Hills, California and Houston (Willowbrook), Texas and guaranteed by MEIH. On or before the Closing Date, MCI will pay to Nomura in cash (a) $11.4 million of the MCI Loan, and (b) all costs and expenses reasonably incurred by Nomura in connection with the transactions contemplated by this Agreement. Upon such payment, Nomura will exchange the remaining balance of the MCI Loan as of such date for preferred stock of Malibu having the terms described for "Series B" on Exhibit "A" ("SERIES B PREFERRED STOCK") at par, resulting in the discharge of the MCI Loan and the release of the collateral securing it.

5. MEIH LOAN. On the Closing Date (a) Nomura will exchange the entire amount of the MEIH Loan as of such date for Series B Preferred Stock at par, resulting in the discharge of the MEIH Loan and the release of the collateral securing it,



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         and (b) without payment of additional consideration, Malibu will issue to Nomura 6 million shares of Malibu common stock. If all of the Series B Preferred Stock has not been redeemed on or before September 30, 2000, Nomura will be entitled to receive the following: (i) an additional 2 million shares of Malibu common stock issued by Malibu; and (ii) an additional 4 million shares of Malibu common stock conveyed by MEIH, all without payment of additional consideration.

6. SZ LOAN. On the Closing Date, SZ will convert the entire amount of the SZ Loan as of such date (currently approximately $6 million) into preferred stock of Malibu having the terms described for "Series A" on Exhibit "A" ("SERIES A PREFERRED STOCK"). SZ will also agree on the Closing Date to advance to Malibu (by purchasing additional Series A Preferred Stock) during the period beginning on the Closing Date and ending on the third anniversary of the Closing Date (a) up to $12 million in the aggregate (including amounts advanced between November 1, 1998 and the Closing Date) to cover deferred maintenance, working capital, certain past due payables, and other specified needs of Malibu, and (b) up to an additional $2 million in the aggregate to cover cash flow shortfalls resulting from below-budget operating performance or other reasons. Notwithstanding anything to the contrary in this Paragraph 6, SZ may not acquire, in the aggregate, in excess of $16 million in par value of Series A Preferred Stock.

7. MALIBU LOANS. On the Closing Date, MEIH will convert the entire amount of the Malibu Loans as of such date into preferred stock of Malibu having the terms described for "Series C" on Exhibit "A" ("SERIES C PREFERRED STOCK")

8. RIGHT TO CONSULT WITH MALIBU ON OPERATING BUDGETS. In order to provide the parties with a common benchmark against which to measure whether SZ will be obligated to advance the additional $2 million described above, Nomura will have the right to review (in good faith) and approve (not to be unreasonably withheld, conditioned or delayed) Malibu's initial operating budget for 1999 and subsequent years during which Nomura owns Series B Preferred Stock.

9. FAILURE OF RECAPITALIZATION TO OCCUR. If the events described in Paragraphs 4-7 do not occur on or before the Closing Date, then monthly interest payments as set forth in the loan documents will again become due and owing from and after the first day after the Closing Date.

10. RELEASES. The final documentation to be executed by the parties on the Closing Date will include mutual waivers and releases of Nomura, on the one hand, and Malibu, MCI, MEIH and SZ, on the other hand, with respect to any and all claims and causes of action arising out of or in connection with the MCI Loan, the MEIH Loan, the SZ Loan and the Malibu Loans on or before the Closing Date (other than such parties' obligations under this Agreement and the final documentation).

11. AGREEMENT IN PRINCIPLE. Except for Paragraph 3 hereof, this Agreement is only a conceptual overview of the recapitalization of Malibu and the other matters discussed herein. Additional reasonable details regarding such transactions (consistent with the terms of this Agreement) will be agreed upon by the parties and reflected in the final documentation.


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Executed as of the date first above written.



NOMURA ASSET CAPITAL CORPORATION


By:    /s/ STUART SIMON
    ---------------------------
         Name:
         Title:



MALIBU CENTERS, INC.


By:    /s/ RICHARD N. BECKERT
    ---------------------------
         Name:
         Title:



MEI HOLDINGS, L.P., a Delaware limited partnership

         By:      MEI GENPAR, L.P., its general partner

                  By:      Hampstead Associates, Inc.,
                           a managing general partner


                           By:   /s/ PHILIP S. MIGICOVSKY
                               ---------------------------
                                   Name:
                                   Title:

SZ CAPITAL, L.P., a Delaware limited partnership

         By:      SZ GENPAR, L.P., its general partner

                  By:      Hampstead Associates, Inc.,
                           a managing general partner


                           By:   /s/ KURT C. READ
                               ---------------------------
                                   Name:
                                   Title:



MALIBU ENTERTAINMENT WORLDWIDE, INC.



By:    /s/ RICHARD N. BECKERT
    ---------------------------
         Name:
         Title:


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                   EXHIBIT "A" TO RECAPITALIZATION AGREEMENT

                               TERMS OF SERIES B
                                   CUMULATIVE
                                PREFERRED STOCK
                                   OF MALIBU

-------------------------------------------------------------------------------
TERM:                           Perpetual.
-------------------------------------------------------------------------------
DIVIDEND RATE:                  9% per annum.
-------------------------------------------------------------------------------
DIVIDEND PAYMENTS:              Payable quarterly in cash (except as provided
                                below) if and when the Board declares a
                                dividend on Series B Preferred Stock.

                                At any time prior to January 1, 2002, dividends will be payable in kind (in additional shares of Series B Preferred Stock) at Malibu's option.

                                If cash dividends are not paid when due
                                (beginning on January 1, 2002) for at least two
                                quarters, then (i) MEIH will agree to vote its
                                shares for a slate of directors of Malibu
                                selected by the holders of the Series B
                                Preferred Stock equal in number to the number
                                of MEIH directors on the board, and (ii) the
                                holders of the Series B Preferred Stock and
                                MEIH will agree to vote their shares to elect 3
                                additional directors mutually acceptable to,
                                and not affiliated with, the holders of the
                                Series B Preferred Stock and MEIH.
-------------------------------------------------------------------------------
ACCUMULATION:                   Unpaid dividends accumulate.
-------------------------------------------------------------------------------
RANK:                           Senior in dividend and liquidation preference
                                to all other Malibu capital stock except Series
                                A Preferred Stock.
-------------------------------------------------------------------------------
LIQUIDATION PREFERENCE:         $100,000 per share plus accrued and unpaid
                                dividends.
-------------------------------------------------------------------------------
VOTING RIGHTS:                  The holders of a majority of the shares of
                                Series B Preferred Stock voting as a class must
                                approve any amendment of the terms of the
                                Series B Preferred Stock. If the Series B
                                Preferred Stock is not redeemed prior to
                                January 1, 2014, then (i) MEIH will agree to
                                vote its shares for a slate of directors of
                                Malibu selected by the holders of the Series B
                                Preferred Stock equal in number to the number
                                of MEIH directors on the board, and (ii) the
                                holders of the Series B Preferred Stock and
                                MEIH will agree to vote their shares to elect 3
                                additional directors mutually acceptable to,
                                and not affiliated with, the holders of the
                                Series B Preferred Stock and MEIH.
-------------------------------------------------------------------------------

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
-------------------------------------------------------------------------------
REDEMPTION:                     Redeemable at par plus accrued dividends until
                                January 1, 2001. Thereafter, redeemable as
                                follows:

                                1)   Between January 1, 2001 and January 1,
                                     2002, at 105% of par plus accrued and
                                     unpaid dividends.

                                2)   During each of the next 4 one year periods
                                     thereafter, at a premium to par that
                                     decreases 1% each year (in each case plus
                                     accrued and unpaid dividends).
-------------------------------------------------------------------------------
ADJUSTMENTS FOR MERGERS, ETC.:  Standard for this type of security.
-------------------------------------------------------------------------------
REGISTRATION RIGHTS:            The holders of the Series B Preferred Stock
                                will receive registration rights that are
                                reasonable and customary in transactions of
                                this type. Such rights will be set forth in a
                                registration rights agreement.
-------------------------------------------------------------------------------
STOCK GRANTS                    As additional consideration for the debt
                                conversion outlined herein:

                                1)   Malibu will issue 6 million shares of
                                     common stock to Nomura at the closing of the conversion. (Malibu currently has approximately 50 million shares of common stock outstanding.) Nomura will have the same registration rights with respect to this stock as outlined above.

                                2)   Malibu and MEIH will commit to transfer an
                                     additional 6 million shares of common
                                     stock to Nomura on September 30, 2000 if
                                     the Series B Preferred Stock has not been
                                     redeemed prior to that date.
-------------------------------------------------------------------------------
MISCELLANEOUS                   o    Malibu will be obligated to make a
                                     repurchase offer at par plus accrued and
                                     unpaid dividends in the event anyone other
                                     than MEIH or affiliated entities acquires
                                     a majority of the Malibu common shares and
                                     effects a change in a majority of the
                                     Malibu board.

                                o Malibu may issue senior preferred stock as consideration for new capital invested in Malibu, including the Series A Preferred stock.

                                o    Standard anti-dilution protections on 6
                                     million shares which may be required to be
                                     issued on September 30, 2000.
-------------------------------------------------------------------------------


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                               TERMS OF SERIES C
                             CUMULATIVE CONVERTIBLE
                                PREFERRED STOCK


-------------------------------------------------------------------------------
INTRODUCTION:                   Concurrent with the closing of the
                                recapitalization, new Series C Preferred Stock
                                would be issued to MEIH in exchange for the
                                conversion of all of its subdebt (plus accrued
                                interest).
-------------------------------------------------------------------------------
GENERALLY:                      Same terms and rights as Series B Preferred
                                Stock except as described below.
-------------------------------------------------------------------------------
RANK:                           Junior to Series A & B Preferred Stock but
                                senior to all other Malibu capital stock as to
                                dividends and liquidation preference.
-------------------------------------------------------------------------------
DIVIDEND RATE:                  7%
-------------------------------------------------------------------------------
CONVERSION                      Convertible into common stock at $2.50 per
                                share (subject to standard anti-dilution
                                protections).
-------------------------------------------------------------------------------
STOCK GRANTS                    None.
-------------------------------------------------------------------------------


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                               TERMS OF SERIES A
                             CUMULATIVE CONVERTIBLE
                                PREFERRED STOCK


-------------------------------------------------------------------------------
GENERALLY:                      Same terms and rights as Series B Preferred
                                Stock except as described below.
-------------------------------------------------------------------------------
RANK:                           Senior in dividend and liquidation preference
                                to all other Malibu capital stock.
-------------------------------------------------------------------------------
DIVIDEND PAYMENTS               Payable quarterly in cash (except as provided
                                below) if and when the Board declares a
                                dividend on Series A Preferred Stock.

                                At any time prior to January 1, 2004, dividends will be payable in kind (in additional Series A
                                Preferred Shares) at Malibu's option.

                                If cash dividends are not paid when due
                                (beginning on January 1, 2004), the holders of
                                the Series A Preferred Stock will have the
                                right, as a class, to elect a majority of the
                                directors of Malibu.
-------------------------------------------------------------------------------
STOCK GRANTS                    None
-------------------------------------------------------------------------------
CONVERSION:                     Beginning September 30, 2000, convertible at
                                any time at the holder's option into Malibu
                                Common Shares at 120% of market at the time of
                                the conversion, determined based on the volume
                                weighted trading price for the 20 day period
                                prior to conversion, but not to exceed
                                $2.50/share. (Holders will be entitled to
                                standard anti-dilution protections.)
-------------------------------------------------------------------------------


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